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                                                               EXHIBIT NO. 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Stewart Enterprises, Inc. on Form S-3 of our report dated March 21, 1996 on our audit of the consolidated financial statements of "Societe Financiere Bourgie (1991) Ltee" as of December 31, 1995 and for the year then ended which report is incorporated therein by reference from the Stewart Enterprises, Inc. filing on Form 8-K dated September 30, 1996 and filed October 9, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Grou, La Salle + Associes
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S.E.N.C.
Chartered Accountants
St. Laurent, Quebec
October 16, 1996